UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported): March 7, 2006
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)	(Zip Code)
(617) 250-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 7, 2006, EPIX Pharmaceuticals, Inc. (“EPIX” or the “Company”) amended its employment agreement, dated September 14, 2005 (the “Agreement”), with Interim Chief Executive Officer, Michael J. Astrue, to extend the term of the Agreement (the “Agreement Term”) through May 31, 2006. Mr. Astrue has served as EPIX’ Interim CEO since September 14, 2005 pursuant to the Agreement, which had an original Agreement Term of four months plus an option for two additional months (the “Option”). As previously reported, the Board of Directors of EPIX exercised the Option on December 12, 2005.
     The terms and conditions of the amendment are incorporated herein by reference from the text of the amendment filed as Exhibit 99.1 hereto. All other terms of the Agreement remain the same and are incorporated herein by reference to EPIX’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2005 (File No. 000-21863).
Item 8.01. Other Events.
     On March 8, 2006, EPIX issued a press release announcing the enrollment of the final patient in EPIX’ Phase IIa study of its thrombus-imaging agent, EP-2104R, on March 7, 2006. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Amendment Number One to Employment Agreement, dated as of September 14, 2005, between EPIX Pharmaceuticals, Inc. and Michael J. Astrue, dated March 7, 2006

99.2	Press Release dated March 8, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc. (Registrant)
Date: March 9, 2006	/s/ Michael J. Astrue
Michael J. Astrue
Interim Chief Executive Officer